                JOINT FILING INFORMATION

Reporting Person:	ANGELO, GORDON & CO., L.P.

Address:	245 PARK AVENUE
26TH FLOOR
NEW YORK, NY 10167

Designated Filer:	ANGELO, GORDON & CO., L.P.

Issuer and Symbol:	TRAVELPORT WORLDWIDE LTD (TVPT)

Date of Event Requiring Statement:	09/24/14

Signature:
/s/ Kirk Wickman as Attorney-in-Fact of
JAMG LLC, General Partner of AG
Partners, L.P., General Partner of Angelo,
Gordon & Co., L.P.
Kirk Wickman, as Attorney-in-Fact of
JAMG LLC, General Partner of AG
Partners, L.P., General Partner of Angelo,
Gordon & Co., L.P.

Reporting Person:	JOHN M. ANGELO

Address:	245 PARK AVENUE
26TH FLOOR
NEW YORK, NY 10167

Designated Filer:	ANGELO, GORDON & CO., L.P.

Issuer and Symbol:	TRAVELPORT WORLDWIDE LTD (TVPT)

Date of Event Requiring Statement:	09/24/14

Signature:	/s/ Kirk Wickman, as Attorney-in-Fact Kirk Wickman, as Attorney-in-Fact

Reporting Person:	MICHAEL L. GORDON

Address:	245 PARK AVENUE
26TH FLOOR
NEW YORK, NY 10167

Designated Filer:	ANGELO, GORDON & CO., L.P.

Issuer and Symbol:	TRAVELPORT WORLDWIDE LTD (TVPT)

Date of Event Requiring Statement:	09/24/14

Signature:	/s/ Kirk Wickman, as Attorney-in-Fact Kirk Wickman, as Attorney-in-Fact